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                                                                      EXHIBIT 11




                              EQUITRAC CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except earnings per share)



                                     THREE MONTHS ENDED    NINE MONTHS ENDED
                                        NOVEMBER 30,          NOVEMBER 30,
                                    --------------------  --------------------
                                     1996       1995       1996       1995
                                     ----       ----       ----       ----
 Weighted average number of common
    shares outstanding               3,413      3,472      3,402      3,552

 Common share equivalents arising
    from dilutive options              165         65        139         63
                                    ------     ------     ------     ------

                                     3,578      3,537      3,541      3,615
                                    ======     ======     ======     ======

 Earnings per share                 $ 0.18     $ 0.12     $ 0.53     $ 0.35
                                    ======     ======     ======     ======

